Exhibit 10.6

CREDIT AGREEMENT

THIS AGREEMENT dated as of December 3, 2004.

BETWEEN:
R&H US CANADIAN PROPERTY LIMITED, a corporation incorporated under the laws of the Island of Jersey, solely in its capacity as trustee of the Trust, having an office at Ordnance House, Post Office Box 83, 31 Pier Road, St. Helier, Jersey, Channel Islands, JE48

(together with its successors in such capacity, the “Borrower”)

AND:

INTRAWEST RESORTS, INC., a corporation incorporated under the laws of the State of Delaware having an office at 221 Corporate Circle, Suite Q, Golden, Colorado, U.S.A. 80401 (the “Lender”)

WHEREAS the Lender has agreed to make a term loan to the Borrower on the terms and conditions and for the purpose contained herein and may in its discretion make another term loan to the Borrower on the terms and conditions and for the purpose contained herein;

WITNESSES that in consideration of the covenants and agreements herein contained and other good and valuable consideration, the parties hereto hereby covenant and agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1	Definitions. In and for the purposes of this Agreement:

“Affiliate” has the meaning assigned to such term in section 1.2(8);

“Blue Mountain Property” means the lands and premises located at Blue Mountain, Ontario legally described in Part I of Schedule A hereto;

“Business Day” means any day other than a Saturday, Sunday or any other day which is a legal holiday in the State of Colorado or the Island of Jersey;

“Capital Transaction” means a transaction in which the Borrower (i) refinances either of the Commercial Properties, (ii) sells, exchanges or otherwise disposes of either of the Commercial Properties, including a sale or other disposition pursuant to an expropriation or condemnation, (iii) receives the proceeds of property damage insurance as a result of casualty to either of the Commercial Properties, or (iv) any other transaction in respect of either of the Commercial Properties that, in accordance with generally accepted accounting principles, is considered capital in nature;

“CNL Headlease” means, collectively, (i) the lease agreement dated of even date herewith by and between Whistler Mountain Resort Limited Partnership, as landlord, and the Headlessee, as tenant, and (ii) the lease agreement dated of even date herewith by and between Intrawest Corporation, as landlord, and the Headlessee, as tenant, in each case as assigned to and assumed by the Borrower, as landlord, as the same may from time to time with the consent of the Lender and CNL Partners be restated, supplemented or amended and in effect;

“CNL Partners” means CNL Income Partners, LP and its successors and assigns;

“CNL Partners Credit Agreement” means the credit agreement dated of even date herewith between the Borrower and CNL Partners, as the same may from time to time be restated, supplemented or amended and in effect;

“CNL Partners First Tier Loan” means the loan made available by CNL Partners to the Borrower pursuant to section 2.1 of the CNL Partners Credit Agreement;

“CNL Partners First Tier Loan Debt” means the CNL Partners First Tier Loan, interest thereon and any and all other amounts payable by the Borrower to CNL Partners with respect to the CNL Partners First Tier Loan under the CNL Partners Credit Agreement or the CNL Partners First Tier Loan Note;

“CNL Partners First Tier Loan Note” means the grid promissory note made by the Borrower in favour of CNL Partners pursuant to the CNL Partners Credit Agreement for the purpose of evidencing the advance and principal repayments of the CNL Partners First Tier Loan, as the same may from time to time be restated, supplemented or amended and in effect;

“CNL Partners First Tier Loan Pledge Agreements” means the pledge agreement made by each Pledgor in favour of CNL Partners as security for the CNL Partners First Tier Loan Debt pursuant to the CNL Partners Credit Agreement, as the same may from time to time be restated, supplemented or amended and in effect;

“CNL Partners Second Tier Loan” means the loan made available by CNL Partners to the Borrower pursuant to section 3.1 of the CNL Partners Credit Agreement;

“CNL Partners Second Tier Loan Debt” means the CNL Partners Second Tier Loan, interest thereon and any and all other amounts payable by the Borrower to CNL Partners with respect to the CNL Partners Second Tier Loan under the CNL Partners Credit Agreement or the CNL Partners Second Tier Loan Note;

“CNL Partners Second Tier Loan Note” means the grid promissory note made by the Borrower in favour of CNL Partners pursuant to the CNL Partners Credit Agreement for the purpose of evidencing advances and principal repayments of the CNL Partners Second Tier Loan, as the same may from time to time be restated, supplemented or amended and in effect;

“CNL Partners Second Tier Loan Pledge Agreements” means the pledge agreement made by each Pledgor in favour of CNL Partners as security for the CNL Partners Second Tier Loan Debt pursuant to the CNL Partners Credit Agreement, as the same may from time to time be restated, supplemented or amended and in effect;

“CNL Partners Subordinated Junior Loan” means the loan, if any, made available by CNL Partners to the Borrower pursuant to section 4.1 of the CNL Partners Credit Agreement;

“CNL Partners Subordinated Junior Loan Debt” means the CNL Partners Subordinated Junior Loan, interest thereon and any and all other amounts payable by the Borrower to CNL Partners with respect to the CNL Partners Subordinated Junior Loan under the CNL Partners Credit Agreement or under the CNL Partners Subordinated Junior Loan Note;

“CNL Partners Subordinated Junior Loan Note” means the grid promissory note made by the Borrower in favour of CNL Partners pursuant to the CNL Partners Credit Agreement for the purpose of evidencing advances and principal repayments of the CNL Partners Subordinated Junior Loan, as the same may from time to time be restated, supplemented or amended and in effect;

“Commercial Properties” means the Blue Mountain Property and the Whistler Property;

“Collection Account” means a “Collection Account” established pursuant to either (i) the Blocked Account Agreement (Whistler) dated December 3, 2004 from the Trust, the Nominees, the Headlessee and Playground Real Estate Inc. to The Bank of Nova Scotia and acknowledged by Congress and The Bank of Nova Scotia or (ii) the Blocked Account Agreement (Blue Mountain) dated December 3, 2004 from the Trust, the Nominees, the Headlessee and Playground Real Estate Ltd. to The Bank of Nova Scotia and accepted by Congress and The Bank of Nova Scotia;

“Congress” means Congress Financial Corporation (Canada) and its successors and assigns;

“Congress Intercreditor Agreement” means the subordination and standstill agreement dated December 3, 2004 entered into among Congress and the Lender, as the same may from time to time be restated, supplemented or amended and in effect;

“Congress Loan Agreement” means the loan agreement made as of December 3, 2004 by and among the Borrower and the Nominees as borrowers and Congress as lender, as the same may from time to time be restated, supplemented or amended and in effect;

“Congress Senior Indebtedness” means all indebtedness of the Borrower to Congress in connection with the loan made by Congress pursuant to the Congress Loan Agreement for the purpose of assisting, inter alia, the Borrower to finance the acquisition of the Commercial Properties, including all indebtedness of the Borrower to any subsequent holders of the promissory note made by the Borrower in favour of Congress to evidence such loan;

“Control” and “Controlled” means, in respect of any Person, (i) the right to exercise, directly or indirectly, a majority of the votes which may be voted at a meeting of (A) the shareholders of such Person, in the case of a corporation, (B) the shareholders of the general partner of such Person, in the case of a limited partnership or (C) the equity holders or other voting participants in the case of a Person that is not a corporation or a limited partnership, or (ii) the right to elect or appoint, directly or indirectly, a majority of (A) the directors of such Person, in the case of a corporation, (B) the directors of the general partner of such Person, in the case of a limited partnership or (C) a majority of the Persons who have the right to manage or supervise the management of the affairs and business of such Person, in the case of a Person that is not a corporation or a limited partnership;

“Emergency Costs” means costs and expenses required to (i) correct a condition that, if not corrected, would endanger imminently the preservation or safety of either of the Commercial Properties or any part thereof or the safety of the tenants or other Persons at or using such Commercial Property, (ii) avoid the imminent suspension of any necessary service in or to either of the Commercial Properties, or (iii) prevent the Borrower or the Headlessee from being subjected imminently to criminal or substantial civil penalties or damages relating to either of the Commercial Properties or any part thereof;

“Event of Default” has the meaning assigned to that term in section 9.1;

“Expenses” means, for any specified period, all cash expenditures made by or on behalf of the Trust (which, for greater certainty, includes the trustee of the Trust) and the Nominees during such specified period in connection with the Commercial Properties (including amounts paid by the Headlessee pursuant to the CNL Headlease or any Manager (as defined in the applicable CNL Headlease) on behalf of the Headlessee), whether ordinary or capital in nature, including:

(a)	payments of principal, interest and other amounts required to be paid under Permitted Senior Indebtedness;

(b)	any cash expenditures for capital improvements;

(c)	any cash expenditures for general maintenance or repairs;

(d)	any premiums for insurance;

(e)	any amounts paid to any governmental authority as real estate taxes, excise taxes, fees or other similar impositions;

(f)	any cash expenditures for any condominium and strata assessments, for any other amounts due and payable under any Condominium Documents (as defined in the applicable CNL Headlease) or pursuant to any condominium or strata legislation, as applicable, and for any charges for water, sewer, electricity, fuel oil and other utilities;

(g)	any cash expenditures for charges or fees due and payable or on behalf of the Trust (which, for greater certainty, includes the trustee of the Trust) or the Nominees under any documents registered against the Commercial Properties (other than documents securing any Financial Indebtedness other than Permitted Senior Indebtedness);

(h)	any management fees or leasing commissions; and

(i)	amounts contributed to reserves established for working capital, maintenance, repairs, replacements, capital improvements, insurance, taxes, assessments or similar charges, contingent or unforeseen liabilities or obligations and to meet anticipated expenses during such specified period as are reasonably necessary for the efficient operation of the Commercial Properties (including, for greater certainty, any reserves required to be set aside pursuant to the terms of the Congress Senior Indebtedness or any other Permitted Senior Indebtedness and any reserves required to be set aside pursuant to any Condominium Documents but excluding reserves referred to in clause (c) of the definition of “Net Capital Proceeds”);

“Financial Indebtedness” means any indebtedness or liability, direct or indirect, absolute or contingent, for or in respect of any borrowed money, any guarantee of borrowed money or any indemnity or reimbursement obligations with respect to a letter of credit, including indebtedness under a debt instrument given in payment of the purchase price of an investment;

“First Tier Loan” means the loan made available by the Lender to the Borrower pursuant to section 2.1;

“First Tier Loan Indebtedness” means the First Tier Loan, interest thereon and any and all other amounts payable by the Borrower to the Lender hereunder with respect to the First Tier Loan or under the First Tier Loan Note;

“First Tier Loan Interest Rate” means simple interest at the rate of (i) 14% per annum during the period commencing on the date of the advance of the First Tier Loan and ending on December 31, 2005, (ii) 14.25% per annum during the period commencing on January 1, 2006 and ending on December 31, 2006, and (iii) 14.5% per annum thereafter;

“First Tier Loan Note” means the grid promissory note made by the Borrower in favour of the Lender pursuant to section 2.2, as the same may from time to time be restated, supplemented or amended and in effect;

“First Tier Loan Pledge Agreements” means the pledge agreement made by each Pledgor in favour of the Lender as security for the First Tier Loan Indebtedness pursuant to section 5.1, as the same may from time to time be restated, supplemented or amended and in effect;

“Fiscal Quarter” means each calendar quarter in each calendar year;

“Headlessee” means CNL Income Canada Lessee Corp.;

“Institutional Lender” means any commercial or savings bank, savings and loan association, public or privately-held fund engaged in real estate and/or corporate lending, pension fund, insurance company, endowment fund or trust, real estate investment trust, government agency, or quasi-government agency, such as a board, bureau, authority or department of any government, any corporation established by or for the benefit of any governmental agency or authority, any asset manager or investment advisor acting on behalf of any such entity, or any entity composed of one or more of the foregoing, which is financing or refinancing either of the Commercial Properties or any part thereof, but expressly not including CNL Income Properties, Inc. or any Affiliate of CNL Income Properties, Inc.;

“Interest Payment Date” means the 20th day of each January, April, July and October;

“IRI Loan Indebtedness” means any and all First Tier Loan Indebtedness and Second Tier Loan Indebtedness;

“Maturity Date” means December 2, 2029;

“Necessary Expenditures” means all (i) Emergency Costs, and (ii) other expenditures whether or not of a recurring nature that are necessary to preserve, maintain or protect the Commercial Properties, including debt service or other payments required to be made by the Borrower in respect of any Permitted Senior Indebtedness, and any other expenditures approved by the Lender and CNL from time to time;

“Net Capital Proceeds” means, for any specified period, the cash proceeds received by the Trust in connection with a Capital Transaction (“Capital Proceeds”) which are remaining and available for distribution after reducing such amounts by all costs and expenses incurred by on or on behalf of the Trust (which, for greater certainty, includes the trustee of the Trust) and the Nominees in connection with such Capital Transaction, including, without duplication:

(a)	amounts required to be paid to, or as directed by, the holder of any Permitted Senior Indebtedness in connection with such Capital Transaction pursuant to the terms of such Permitted Senior Indebtedness, including (i) payments to the holder of such Permitted Senior Indebtedness on account of principal, interest or other amounts and, in the case of proceeds of property damage insurance as a result of a casualty to any of the Commercial Properties or any condemnation or expropriation awards with respect to any of the Commercial Properties, amounts intended or required pursuant to the terms of any Permitted Senior Indebtedness to be paid in connection with repairs, replacements or renewals relating to such casualty and (ii) amounts (including excess insurance proceeds or condemnation or expropriation awards after same are applied to such repair, replacement or renewal) which are required to be paid to the holder of such Permitted Senior Indebtedness on account of principal, interest and other amounts;

(b)	amounts paid with respect to the disposition of the Commercial Property or portion thereof to which such Capital Transaction relates;

(c)	amounts used to establish any reserves reasonably required by the Trust for any contingent or unforeseen liabilities or obligations of the Trust in connection with such Capital Transaction, including, if applicable, the cost and expenses of winding up and terminating the Trust (provided that the balance of such reserves remaining after the payment of such contingencies will be treated as Net Capital Proceeds available for distribution pursuant to section 4.2); and

(d)	any amounts paid as taxes to any Canadian governmental authority in connection with such disposition;

“Net Cash Flow” means, for any specified period:

(a)	the sum of:

(i)

all cash revenues received by the Trust with respect to the Commercial Properties from any source during such specified period, including amounts released from reserves referred to in clause (i) of the definition of “Expenses” but excluding (A) all proceeds of any advance of the First Tier Loan, the Second Tier Loan, the CNL Partners First Tier Loan, the CNL Partners Second

Tier Loan or the CNL Partners Subordinated Junior Loan, (B) contributions made to the capital of the Trust, (C) Capital Proceeds, (D) amounts retained by Congress or any other Institutional Lender in connection with Permitted Senior Indebtedness until such amounts are released to the Trust and (E) any security deposits until such deposits are released to the Trust;

(ii)	all proceeds of any advance of the First Tier Loan, the Second Tier Loan, the CNL Partners First Tier Loan, the CNL Partners Second Tier Loan or the CNL Partners Subordinated Junior Loan; and

(iii)	all contributions made to the capital of the Trust;

all of which funds are to be deposited into a Collection Account so long as any Congress Senior Indebtedness remains outstanding;

reduced by:

(b)	the sum, without duplication, of all Expenses paid during such specified period, except (A) to the extent any such amount is taken into account in determining Net Capital Proceeds, (B) any payment made by the Borrower on account of the First Tier Loan Indebtedness, the CNL Partners First Tier Loan Debt, the Second Tier Loan Indebtedness, the CNL Partners Second Tier Loan Debt or the CNL Partners Subordinated Junior Loan Debt, or (C) any distribution or other payment made to any beneficiary of the Trust;

“Nominees” means US Canadian Property Alpha Blue Mountain Nominee Corp., the holder of registered title to the Blue Mountain Property in trust for the Borrower as beneficial owner, and US Canadian Property Alpha Whistler Nominee Corp., the holder of registered title to the Whistler Property in trust for the Borrower as beneficial owner;

“Permitted Financial Indebtedness” means:

(a)	any Permitted Senior Indebtedness;

(b)	the First Tier Loan Indebtedness;

(c)	the CNL Partners First Tier Loan Debt;

(d)	any Second Tier Loan Indebtedness;

(e)	any CNL Partners Second Tier Loan Debt;

(f)	any CNL Partners Subordinated Junior Loan Debt; and

(g)	any other Financial Indebtedness of the Borrower from time to time agreed to in writing by the Lender and CNL Partners;

“Permitted Senior Indebtedness” means all Congress Senior Indebtedness and any and all other Financial Indebtedness incurred by the Borrower from an Institutional Lender in accordance with the criteria and parameters therefor approved by the Lender and CNL Partners from time to time; provided that so long as any Congress Senior Indebtedness remains outstanding any such other Financial Indebtedness is permitted to be incurred by the Borrower pursuant to the terms of the Congress Loan Agreement;

“Person” means any individual, corporation, body corporate, partnership, joint venture, limited liability company, association, trust or unincorporated organization or any trustee, executor, administrator or other legal representative;

“Pledgor” means each of CNL Beneficiary Blue Corp., CNL Beneficiary Whistler Corp. and CNL Retail Beneficiary LP;

“Principal Amortization Payment” means the principal included in any regular amortization payment required to be made by the Borrower on account of any Congress Senior Indebtedness or any other Permitted Senior Indebtedness (excluding, for greater certainty, any balloon payment at maturity);

“Priority and Postponement Agreement” means the priority and postponement agreement entered into among the Lender, CNL Partners and the Borrower pursuant to section 8.1(4), as the same may from time to time be restated, supplemented or amended and in effect;

“Second Tier Loan” means the loan, if any, made available by the Lender to the Borrower pursuant to section 3.1;

“Second Tier Loan Indebtedness” means the Second Tier Loan, interest thereon and any and all other amounts payable by the Borrower to the Lender hereunder with respect to the Second Tier Loan or under the Second Tier Loan Note;

“Second Tier Loan Interest Rate” means simple interest at the rate of (i) 16% per annum during the period commencing on the date of the first advance, if any, of the Second Tier Loan and ending on December 31, 2005, (ii) 16.25% per annum during the period commencing on January 1, 2006 and ending on December 31, 2006, and (iii) 16.5% per annum thereafter;

“Second Tier Loan Note” means the grid promissory note made by the Borrower in favour of the Lender pursuant to section 3.2 for the purpose of evidencing advances and principal repayments of the Second Tier Loan, as the same may from time to time be restated, supplemented or amended and in effect;

“Second Tier Loan Pledge Agreements” means the pledge agreement made by each Pledgor in favour of the Lender as security for the Second Tier Loan Indebtedness pursuant to section 5.2, as the same may from time to time be restated, supplemented or amended and in effect;

“Subsidiary” means, in respect of any Person, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect the majority of the board of directors of such corporation is at the time directly or indirectly owned by

(A) such Person, (B) such Person and one or more corporations each of which is Controlled by such Person or (C) one or more corporations each of which is Controlled by such Person, or (ii) any limited or general partnership, joint venture, limited liability company, trust or other entity as to which (A) such Person, (B) such Person and one or more Persons referred to in clause (i) above or (C) one or more Persons referred to in clause (i) above owns more than a 50% ownership, equity or similar interest or has power to direct or cause the direction of management and policies, or the power to elect the general partner or managing partner (or equivalent thereof) of such limited or general partnership, joint venture, limited liability company, trust or other entity, as the case may be;

“Trust” means US Canadian Property Trust Alpha, an Island of Jersey trust, created by the Trust Declaration and, where appropriate, includes a reference to the trustee of the Trust from time to time;

“Trust Declaration” means the declaration of trust of R&H US Canadian Property Limited dated November 15, 2004;

“Whistler Property” means the lands and premises located at Whistler, British Columbia legally described in Part II of Schedule A hereto; and

“Wholly Owned Subsidiary” means, in respect of any Person, (i) any corporation of which 100% of the outstanding capital stock having ordinary voting power to elect the board of directors of such corporation is at the time directly or indirectly owned by such Person or (ii) any limited or general partnership, joint venture, limited liability company, trust or other entity as to which such Person owns directly or indirectly a 100% ownership, equity or similar interest and has the power to direct or cause the direction of management and policies, or the power to elect the general partner or managing partner (or equivalent thereof) of such limited or general partnership, joint venture, limited liability company, trust or other entity, as the case may be.

1.2	Interpretation. In and for the purposes of this Agreement:

(1)	“this Agreement” means this agreement as the same may from time to time be restated, modified, supplemented or amended and in effect;

(2)	all references in this Agreement to designated “Articles”, “sections” and other subdivisions are to the designated Articles, sections and other subdivisions of this Agreement;

(3)	the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, section or other subdivision;

(4)	the headings are for convenience only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof;

(5)	the singular of any term includes the plural, and vice versa, the use of any term is generally applicable to any gender and where applicable, a body corporate, the word “or” is not exclusive and the word “including” is not limiting (whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto);

(6)	all amounts in this Agreement are stated and are to be paid in lawful currency of the United States of America;

(7)	any reference to a corporate entity includes and is also a reference to a corporate entity that is a successor to such corporate entity;

(8)	two entities are Affiliates if (i) one of the entities is a Subsidiary of the other entity, (ii) both of the entities are Subsidiaries of the same entity, (iii) both of the entities are Controlled by the same Person or entity, (iv) one of the entities is a partnership and the other entity is its general partner, or (v) one of the entities is a trust and the other entity is its beneficiary, and where a Person is an Affiliate of two entities each of those entities will be Affiliates of each other (for greater certainty, a partnership and a trust shall be deemed to be entities for the purpose of the foregoing); and

(9)	except as otherwise expressly provided herein, where the time for doing an act falls or expires on a day which is not a Business Day, the time for doing such act is extended to the next Business Day.

ARTICLE 2

FIRST TIER LOAN

2.1	First Tier Loan. Subject to and upon the terms and conditions contained herein, the Lender will make available to the Borrower a loan in the principal amount of $2,280,000 for the purpose of assisting the Borrower to finance the acquisition of the Commercial Properties; provided that CNL Partners concurrently makes an advance of the CNL First Tier Loan to the Borrower in the amount of $8,820,000 for such purpose.

For purposes of section 4.2, the advance of the First Tier Loan will be allocated to each legal parcel comprising the Commercial Properties as set forth in Schedule A.

2.2	First Tier Loan Note. The Borrower will execute and deliver to the Lender a grid promissory note for the purpose of evidencing the advance and principal repayments of the First Tier Loan in the form of Schedule B hereto.

2.3	First Tier Loan Interest. The Borrower will pay interest in immediately available funds from and including the date of the advance of the First Tier Loan on the principal amount of the First Tier Loan from time to time outstanding, after as well as before maturity, default and judgment, in accordance with the following provisions:

(1)	the principal amount of the First Tier Loan will bear interest at the First Tier Interest Rate;

(2)	subject to section 4.5, interest will be payable at the times and in the manner set forth in sections 4.1, 4.2, 4.3 and 4.4; and

(3)	interest will be calculated daily on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be.

ARTICLE 3

SECOND TIER LOAN

3.1	Second Tier Loan. Subject to and upon the terms and conditions herein, the Lender may make a loan available to the Borrower for the purpose of assisting the Borrower (i) to pay Necessary Expenditures and (ii) to pay, or to refund amounts expended by the Borrower to pay, any Principal Amortization Payment or certain capital expenditures relating to the Commercial Properties, and at any time and from time to time, in its absolute discretion, make advances of such loan to the Borrower for such purpose.

For purposes of section 4.2, each advance of the Second Tier Loan will be allocated to each legal parcel comprising the Commercial Properties set forth in Schedule A hereto pro rata according to the amounts allocated thereto in Schedule A with respect to the advance of the First Tier Loan except to the extent that any such advance relates specifically to one or more of such parcels, in which event such advance will be allocated to such parcel or parcels pro rata according to the amounts set forth in Schedule A hereto in respect of such parcel or parcels.

3.2	Second Tier Loan Note. The Borrower will execute and deliver to the Lender a grid promissory note for the purpose of evidencing any advances of the Second Tier Loan and principal repayments of the Second Tier Loan in the form of Schedule C hereto.

3.3	Second Tier Loan Interest. The Borrower will pay interest in immediately available funds from and including the date of the initial advance, if any, of the Second Tier Loan on the principal amount of the Second Tier Loan from time to time outstanding, after as well as before maturity, default and judgment, in accordance with the following provisions:

(1)	the principal amount of the Second Tier Loan will bear interest at the Second Tier Loan Interest Rate;

(2)	subject to section 4.5, interest will be payable at the times and in the manner set forth in sections 4.1, 4.2, 4.3 and 4.4; and

(3)	interest will be calculated daily on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be.

ARTICLE 4

PAYMENTS

4.1

Application of Net Cash Flow. So long as any IRI Loan Indebtedness remains unpaid, the Net Cash Flow (excluding all proceeds from advances of the CNL Partners Subordinated Junior Loan and all contributions made to the capital of the Trust for the purpose of making any payment to the Lender on account of interest or principal under this Agreement) for any Fiscal Quarter (and only to the extent of any Net Cash Flow for such Fiscal Quarter) will be applied on the Interest Payment Date of the month following the end of such Fiscal Quarter:

(1)	first, to the payment of unpaid interest accrued to the end of such Fiscal Quarter on the principal amount of the CNL Partners First Tier Loan pursuant to section 2.3 of the CNL Partners Credit Agreement, to the full extent thereof;

(2)	second, to the payment of unpaid interest accrued to the end of such Fiscal Quarter on the principal amount of the First Tier Loan pursuant to section 2.3, to the full extent thereof;

(3)	third, to the payment of unpaid interest accrued to the end of such Fiscal Quarter on the principal amount of the CNL Partners Second Tier Loan, if any, pursuant to section 3.3 of the CNL Partners Credit Agreement, to the full extent thereof; and

(4)	fourth, to the payment of unpaid interest accrued to end of such Fiscal Quarter on the principal amount of the Second Tier Loan, if any, pursuant to section 3.3, to the full extent thereof;

and all proceeds from advances of the CNL Partners Subordinated Junior Loan and all contributions made to the capital of the Trust for the purpose of making any payment to the Lender on account of interest or principal under this Agreement will be applied in accordance with section 4.3 or section 4.4, as applicable.

4.2	Mandatory Principal Repayment. So long as any IRI Loan Indebtedness remains unpaid, within 30 days after the occurrence of a Capital Transaction, the Borrower will be required to apply the Net Capital Proceeds (and only to the extent of any Net Capital Proceeds) in connection with such Capital Transaction as follows:

(1)	first, to the payment of the portion of the principal of the CNL Partners First Tier Loan allocable to the Commercial Property or part thereof to which such Capital Transaction relates, to the full extent thereof;

(2)	second, to the payment of any accrued and unpaid interest on the portion of the principal of the CNL Partners First Tier Loan being repaid pursuant to subsection (1), to the full extent thereof;

(3)	third, to the payment of the portion of the principal of the First Tier Loan allocable to the Commercial Property or part thereof to which such Capital Transaction relates, to the full extent thereof;

(4)	fourth, to the payment of any accrued and unpaid interest on the portion of the principal of the First Tier Loan being repaid pursuant to subsection (3), to the full extent thereof;

(5)	fifth, to the payment of the portion of the principal of the CNL Partners Second Tier Loan, if any, allocable to the Commercial Property or part thereof to which such Capital Transaction relates, to the full extent thereof;

(6)	sixth, to the payment of any accrued and unpaid interest on the portion of the principal of the CNL Partners Second Tier Loan being repaid pursuant to subsection (5), to the full extent thereof;

(7)	seventh, to the payment of the portion of the principal of the Second Tier Loan, if any, allocable to the Commercial Property or part thereof to which such Capital Transaction relates, to the full extent thereof; and

(8)	eighth, to the payment of any accrued and unpaid interest on the portion of the principal of the Second Tier Loan being repaid pursuant to subsection (7), to the full extent thereof.

4.3	Advances of CNL Partners Subordinated Junior Loan. All amounts advanced under the CNL Partners Subordinated Junior Loan for the purpose of paying any interest payable to the Lender hereunder will be paid to the Lender and applied by the Lender on account of such interest. All amounts advanced under the CNL Partners Subordinated Loan for the purpose of paying any principal payable to the Lender hereunder will be paid to the Lender and applied by the Lender on account of such principal.

4.4	Contributions to Trust. All contributions made to the Trust for the purpose of paying any interest payable to the Lender hereunder will be paid to the Lender and applied by the Lender on account of such interest. All contributions made to the Trust for the purpose of paying any principal payable to the Lender hereunder will be paid to the Lender and applied by the Lender on account of such principal.

4.5	Maturity Date. Subject to section 9.2, the IRI Loan Indebtedness will be due and payable in full on the Maturity Date.

4.6	No Prepayment. Except as contemplated in sections 4.2, 4.3 and 4.4, the Borrower will not be entitled to prepay any principal of the First Tier Loan or the Second Tier Loan without the prior written consent of the Lender.

4.7	Place of Payment. All payments of principal, interest and other amounts to be made by the Borrower to the Lender pursuant to this Agreement shall be made to the Lender at the office of the Lender at 221 Corporate Circle, Suite Q, Golden, Colorado, U.S.A. 80401 (or at such other place as may be specified by the Lender by notice in writing to the Borrower) in immediately available funds for value on the day such amount is due.

4.8	Time of Payment. If any payment made to the Lender hereunder is made after 2:00 p.m. (Colorado time) on any day, such payment will be deemed to have been made on the immediately following Business Day for purposes of the calculation of interest and interest will accrue due to such following Business Day.

4.9	Application of Payments. At any time after the earlier of (i) the date of acceleration of the IRI Loan Indebtedness pursuant to section 9.2, and (ii) the Maturity Date, the Lender will have the right to allocate any and all payments made to the Lender hereunder in such manner, order and priority as the Lender in its absolute discretion may determine.

4.10	Lender’s Right to Audit. The Lender will have the right at any time and from time to time to a private audit of the books and records maintained by the Borrower, provided such audit is made at the place at which such books and records are located and at the expense of the Lender and is made at reasonable times on Business Days, after written notice given to the Borrower at least 15 Business Days in advance.

4.11	Subordination to Congress Senior Indebtedness. The Lender acknowledges and confirms that (i) subject to the terms of the Congress Intercreditor Agreement and section 10.17, the IRI Loan Indebtedness is fully subordinate to the Congress Senior Indebtedness and (ii) unless otherwise agreed to by Congress, until the Congress Senior Indebtedness is paid or otherwise satisfied in full the Lender’s only source of repayment of any IRI Loan Indebtedness from the Borrower will be from (i) Net Cash Flow and Net Capital Proceeds pursuant to sections 4.1 and 4.2 hereof, (ii) advances of the CNL Partners Subordinated Junior Loan referred to in section 4.3 and (iii) contributions to the Trust referred to in section 4.4.

ARTICLE 5

SECURITY

5.1	Security for First Tier Loan. The due payment of the First Tier Loan Indebtedness and the due performance of the obligations and covenants of the Borrower herein contained with respect to the First Tier Loan Indebtedness will be secured by a pledge agreement granted by each Pledgor in favour of the Lender, in each case substantially in the applicable form of Schedule D hereto (with such changes thereto as may be mutually agreed to by the Lender and the Borrower), creating, inter alia, a security interest in and to all present and future right, title, interest and claim of such Pledgor in and to, inter alia, CNL Retail Upper Holdings Trust, subject, in each case, to no prior mortgage, pledge, hypothecation, security interest, assignment, charge or other encumbrance other than the CNL Partners First Tier Loan Pledge Agreement made by such Pledgor.

5.2	Security for Second Tier Loan. The due payment of the Second Tier Loan Indebtedness and the due performance of the obligations and covenants of the Borrower herein contained with respect to the Second Tier Loan Indebtedness will be secured by a pledge agreement granted by each Pledgor in favour of the Lender, in each case substantially in the applicable form of Schedule D hereto (with such changes thereto as may be mutually agreed to by the Lender and the Borrower), creating, inter alia, a security interest in and to all present and future right, title, interest and claim of such Pledgor in and to, inter alia, CNL Retail Upper Holdings Trust, subject, in each case, to no prior mortgage, pledge, hypothecation, security interest, assignment, charge or other encumbrance other than the CNL Partners First Tier Loan Pledge Agreement and the First Tier Loan Pledge Agreement made by such Pledgor.

5.3	Full Release. The Lender will execute and deliver to the Borrower, upon the request of and at the cost of the Borrower:

(1)	all instruments necessary to release and discharge the liens created by the First Tier Loan Pledge Agreements upon payment in full to the Lender of the First Tier Loan Indebtedness; and

(2)	all instruments necessary to release and discharge the liens created by the Second Tier Loan Pledge Agreements upon payment in full to the Lender of the Second Tier Loan Indebtedness.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

6.1	Representations and Warranties. The Borrower represents and warrants as follows to the Lender and acknowledges and confirms that the Lender is relying upon such representations and warranties:

(1)	the Trust has been duly created and settled and validly exists as a trust under the laws of the Island of Jersey;

(2)	R&H US Canadian Property Limited has been duly incorporated and validly exists as a corporation under the laws of the Island of Jersey and is in good standing under such laws and any successor trustee of the Trust will be duly incorporated and validly exist as a corporation under the laws of the Island of Jersey and will be in good standing under such laws;

(3)	the Trust Declaration is in full force and effect and R&H US Canadian Property Limited has, and any successor trustee of the Trust will have, the full power, authority and capacity thereunder and under its constating documents to act as trustee of the Trust and in such capacity to be the Borrower hereunder;

(4)	the Borrower has full power, authority and capacity to execute and deliver this Agreement, the First Tier Loan Note and the Second Tier Loan Note and to observe and perform all of its obligations hereunder and thereunder;

(5)	all necessary action has been taken to authorize the execution and delivery by the Borrower of this Agreement, the First Tier Loan Note and the Second Tier Loan Note and the observance and performance by it of its obligations hereunder and thereunder;

(6)	this Agreement constitutes, and the First Tier Loan Note and the Second Tier Loan Note will upon execution and delivery thereof each constitute, a valid and legally binding obligation of the Borrower enforceable against the Borrower in accordance with its terms subject to applicable bankruptcy, insolvency and other laws of general application limiting the enforceability of creditors’ rights and to the fact that specific performance is an equitable remedy available only in the discretion of the court;

(7)

neither the execution and delivery by the Borrower of this Agreement, the First Tier Loan Note or the Second Tier Loan Note nor the compliance by the Borrower with the terms and conditions hereof or thereof (i) has resulted or will result in a violation of the Trust Declaration or the constating documents of R&H US Canadian Property Limited or any successor trustee of the Trust or any applicable law, rule, regulation, order, judgment, injunction, award or decree, (ii) has resulted or will result in a breach of, or constitute a default under, any agreement or instrument to which the Borrower is a party or by which the Trust or any of its property is bound, (iii) requires any approval or consent of any governmental authority or agency having jurisdiction, or (iv) has resulted or will result in or require the creation or imposition of any mortgage, pledge, hypothecation, security interest, assignment, charge or other encumbrance of any nature upon or with respect to any property of the Trust; and

(8)	the Borrower is in compliance in all material respects with all laws, regulations, and requirements applicable to the ownership and leasing of the property of the Trust and has obtained all authorizations, consents, approvals, orders, licenses, exemptions from, and has accomplished all filings or registrations or qualifications with, any court or governmental department, public body or authority, commission, board, bureau, agency, or instrumentality, that is necessary for the ownership and leasing of the property of the Trust.

6.2	Nature of Representations and Warranties. The representations and warranties set out in section 6.1 shall survive the execution and delivery of this Agreement and the making of each advance by the Lender hereunder notwithstanding any investigations or examinations which may be made by the Lender or its counsel.

ARTICLE 7

COVENANTS OF THE BORROWER

7.1	Positive Covenants. The Borrower covenants and agrees with the Lender that the Borrower will:

(1)	duly and punctually pay to the Lender when due the IRI Loan Indebtedness and observe and perform all of its other obligations hereunder and under the First Tier Loan Note and the Second Tier Loan Note;

(2)	promptly pay and discharge or cause to be paid and discharged all taxes, assessments and other governmental charges imposed upon the Trust, upon its property or any part thereof, or upon its income or profits or any part thereof, except that the Borrower shall not be required to pay or cause to be paid any tax, assessment or other governmental charge not yet past due or that is being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained;

(3)	preserve and maintain the Trust’s existence, licenses, rights, franchises, and privileges in the jurisdiction of its formation and all authorizations, consents, approvals, orders, licenses, exemptions from or registrations with, any court or governmental department, public body, authority, commission, board, bureau, agency or instrumentality that is necessary for the ownership or leasing of its properties, and qualify and remain qualified in each jurisdiction in which such qualification is necessary in view of the ownership or leasing of its properties;

(4)

comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, non-compliance with which is likely to materially adversely affect the financial condition or assets of the Trust, except that the

Borrower need not comply with a requirement then being contested by it in good faith by appropriate proceedings;

(5)	concurrently with the appointment of any replacement trustee of the Trust, cause such replacement trustee to enter into an agreement with the Lender agreeing in its capacity as trustee of the Trust to be bound by this Agreement as Borrower;

(6)	keep or cause to be kept true and correct books of account of the Trust, on the accrual method of accounting in accordance with generally accepted accounting principles consistently applied, in which shall be entered fully and accurately each and every transaction of the Trust and, upon not less than three Business Days advance notice, permit the Lender or the Lender’s designated agent to have access at all reasonable times on Business Days to such books of account and all other information reasonably requested by the Lender or the Lender’s agent concerning the Trust and to make copies thereof at the Lender’s expense;

(7)	deliver or cause to be delivered to the Lender:

(a)	within 45 days of the end of the first three fiscal quarters of the Trust, a copy of the Trust’s quarterly unaudited financial statements, including a balance sheet, a statement of income and expense and a cash flow statement;

(b)	within 120 days of the end of each fiscal year of the Trust, a copy of the Trust’s annual audited financial statements certified by an independent public accountant, including a balance sheet, a statement of income and expense and a statement of source and application of funds;

(c)	concurrently with the delivery to the holder of any Permitted Financial Indebtedness, a copy of all financial statements and other financial reports delivered by the Borrower to such holder;

(d)	upon receipt thereof from the Headlessee, a copy of all financial statements and other financial information required to be delivered by the Headlessee to the Borrower pursuant to the CNL Headlease; and

(e)	upon the receipt or sending thereof, as applicable, copies of all material notices, reports and communications (i) between the Borrower and the holder of any Permitted Financial Indebtedness with respect to any existing or pending default by the Borrower in connection with such Permitted Financial Indebtedness, and (ii) regarding material violations affecting the Borrower or any Commercial Property; and

(8)	comply with all requirements for timely filing of all returns of the Trust under applicable fiscal legislation and pay or cause to be paid all requisite taxes thereunder.

7.2	Negative Covenants. The Borrower covenants and agrees with the Lender that, without the prior written consent of the Lender, the Borrower will not and will not permit the Trust to:

(1)	engage in any activities of a material nature other than the holding of the beneficial interest in and to the Commercial Properties and assets related to its interests therein and all necessary or advisable activities related thereto;

(2)	acquire any assets of a material value other than the Commercial Properties and assets related to its interests therein;

(3)	create, incur, assume or otherwise become liable to pay any Financial Indebtedness other than Permitted Financial Indebtedness;

(4)	sell or agree to sell or otherwise dispose of any Commercial Property (including by way of any “in kind” distribution to any beneficiary of the Trust) or sell or agree to sell or dispose of or assign its interest in the CNL Headlease other than any assignment of the CNL Headlease by way of security to the holder of any Permitted Senior Indebtedness as security for such Permitted Senior Indebtedness.

ARTICLE 8

CONDITIONS PRECEDENT

8.1	Conditions Precedent to First Tier Loan Advance. Unless the Lender otherwise agrees in writing or unless waived by the Lender in writing, the obligation of the Lender to make the advance of the First Tier Loan is subject to the fulfilment of the condition with respect to the concurrent advance by CNL Partners set forth in section 2.1 and the following conditions:

(1)	the Borrower shall have executed and delivered to the Lender the First Tier Loan Note and the First Tier Loan Note shall be in full force and effect;

(2)	each Pledgor shall have executed and delivered to the Lender the First Tier Loan Pledge Agreement to be executed and delivered by it, a financing statement in respect of such First Tier Loan Pledge Agreement shall have been filed, registered, entered or recorded in all offices of public record necessary or desirable to preserve or protect the liens created thereby and such First Tier Loan Pledge Agreement shall be in full force and effect;

(3)	the Lender shall have received such opinions, assurances and other documents, including certificates of incorporation, governing documents, good standing certificates, resolutions and opinions of counsel as the Lender reasonably deems necessary or appropriate to evidence the capacity and authority of the Borrower to borrow the First Tier Loan and be bound by the terms and conditions of this Agreement and the First Tier Loan Note and the capacity and authority of each Pledgor to execute and deliver the First Tier Loan Pledge Agreement to be executed and delivered by it and to be bound by the terms and conditions thereof;

(4)	the Lender, CNL Partners and the Borrower shall have entered into a priority and postponement agreement in such form as may be agreed to by the Lender, CNL Partners and the Borrower, acting reasonably, and such priority and postponement agreement shall be in full force and effect;

(5)	the representations and warranties set forth in section 6.1 and in the First Tier Loan Pledge Agreements, if any, shall be true and accurate in all material respects as of the date of such advance; and

(6)	no event shall have occurred and be continuing as of the date of such advance which constitutes an Event of Default or which with the giving of notice or lapse of time or otherwise would constitute an Event of Default nor shall such advance result in the occurrence of any such event.

8.2	Advance in Lender’s Discretion. Notwithstanding the non-fulfilment of any condition precedent to the obligation of the Lender to make the advance of the First Tier Loan the Lender may make such advance if the Lender, in its absolute discretion, determines the making of the same to be advisable. The making of the advance of the First Tier Loan by the Lender, either before or after the fulfilment of all conditions precedent to the obligation of the Lender to make such advance, will not constitute an approval, acceptance or waiver by the Lender of any condition precedent or Event of Default.

8.3	Conditions Precedent to Second Tier Loan Advances. Unless the Lender otherwise agrees in writing or unless waived by the Lender in writing, no advance of the Second Tier Loan will be made by the Lender unless:

(1)	the Borrower shall have executed and delivered to the Lender the Second Tier Loan Note and the Second Tier Loan Note shall be in full force and effect;

(2)	each Pledgor shall have executed and delivered to the Lender the Second Tier Loan Pledge Agreement to be executed and delivered by it, a financing statement in respect of such Second Tier Loan Pledge Agreement shall have been filed, registered, entered or recorded in all offices of public record necessary or desirable to preserve or protect the liens created thereby and such Second Tier Loan Pledge Agreement shall be in full force and effect;

(3)	the Lender shall have received such opinions, assurances and other documents, including certificates of incorporation, governing documents, good standing certificates, resolutions and opinions of counsel as the Lender reasonably deems necessary or appropriate to evidence the capacity and authority of the Borrower to borrow the Second Tier Loan and be bound by the terms and conditions of this Agreement and the Second Tier Loan Note and the capacity and authority of each Pledgor to execute and deliver the Second Tier Loan Pledge Agreement to be executed and delivered by it and to be bound by the terms and conditions thereof;

(4)	the representations and warranties set forth in section 6.1 and in the Second Tier Loan Pledge Agreements shall be true and accurate in all material respects as of the date of such advance; and

(5)	no event shall have occurred and be continuing as of the date of such advance which constitutes an Event of Default or which with the giving of notice or lapse of time or otherwise would constitute an Event of Default nor shall such advance result in the occurrence of any such event.

ARTICLE 9

DEFAULT

9.1	Events of Default. Each of the following events constitutes an “Event of Default” hereunder:

(1)	the Borrower failing to pay to the Lender when due any IRI Loan Indebtedness and such failure continuing for ten days after written notice thereof is given by the Lender to the Borrower;

(2)	except as otherwise provided herein, the Borrower committing a breach of, or defaulting in the due and prompt performance or observance of, any of its covenants or obligations hereunder or under the First Tier Loan Note or any Second Tier Loan Note or any Pledgor committing a breach of, or defaulting in the due and prompt observance of, any of its covenants or obligations under the First Tier Loan Pledge Agreement or any Second Tier Loan Pledge Agreement executed by it, and, if such breach or default is capable of being cured by the Borrower or such Pledgor, as the case may be, the same is not cured within 30 days (or, if such breach or default is capable of being cured by the Borrower or such Pledgor, as the case may be, but not within such period of time and the Borrower or such Pledgor, as the case may be, has commenced taking action to cure such breach or default within such period of time and, diligently and in good faith, continues taking such action, such greater period of time, as may be reasonably necessary to cure such breach or default) after written notice thereof is given by the Lender to the Borrower or such Pledgor, as the case may be;

(3)	any representation or warranty of the Borrower contained herein or in any notice, certificate, instrument or statement contemplated hereby or thereby, or any representation or warranty of any Pledgor contained in the First Tier Loan Pledge Agreement or any Second Tier Loan Pledge Agreement executed by it, being or proving to be untrue or incorrect in any material respect as of the date on which such representation or warranty is made or any such representation or warranty being or proving to be untrue or incorrect in any material respect at any time thereafter with reference to the facts subsisting at that time;

(4)	the Borrower defaulting in the due and prompt performance or observance of any of its covenants or obligations under any Permitted Financial Indebtedness, which default results in the acceleration of such Permitted Financial Indebtedness or a demand for repayment of such Permitted Financial Indebtedness (if the same is payable on demand) or results in enforcement proceedings to realize upon any security for such Permitted Financial Indebtedness;

(5)	an order being made, a petition being filed or a resolution being passed for the winding up, dissolution, liquidation or termination of the Trust or any Pledgor;

(6)

any execution, extent or sequestration or other process of any court becoming enforceable against the Trust or any Pledgor, or a distress or analogous process being levied against any substantial part of the property of the Trust or any Pledgor, and such execution, extent, sequestration, distress or other process not being released, vacated or fully bonded within 30 days after becoming enforceable or levied, as the case may be;

(7)	the Trust or any Pledgor, becoming insolvent, committing an act of bankruptcy, making an assignment for the benefit of creditors or a proposal or similar action under any applicable legislation or any similar act or commencing any other proceedings relating to it under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction or by any act indicating its consent to, approval of, or acquiescence in, any such proceeding; or a petition or case being filed or presented against the Trust or any Pledgor, pursuant to any applicable legislation or any similar act and such petition or case not being dismissed within 90 days of its filing or presentment;

(8)	a custodian, liquidator, receiver, receiver and manager, receiver-manager or trustee or any other person with similar powers being appointed for the Trust or any Pledgor, or for any substantial part of the property of the Trust or any Pledgor.

9.2	Acceleration. Subject to the terms and conditions of the Congress Intercreditor Agreement, upon the occurrence and during the continuance of any Event of Default, the Lender may do one or more of the following at any time or times and in any order that the Lender in its absolute discretion may determine:

(1)	by notice in writing to the Borrower, terminate the obligation of the Lender to make the First Tier Loan available to the Borrower;

(2)	by notice in writing to the Borrower, declare the IRI Loan Indebtedness to be forthwith due and payable, whereupon the same will become and be forthwith due and payable, without protest, presentment, demand or further notice of any kind, all of which are expressly waived by the Borrower;

(3)	without notice to or demand upon the Borrower, which are expressly waived by the Borrower, proceed to protect, exercise and enforce its rights and remedies under this Agreement, the First Tier Loan Note, any Second Tier Loan Note, the First Tier Loan Pledge Agreements and any Second Tier Loan Pledge Agreement and such other rights and remedies as are provided at law or in equity or by statute.

9.3	Remedies Cumulative. No remedy conferred herein on the Lender is intended to be exclusive. Each and every remedy will be cumulative and will be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute or otherwise. The exercise or commencement of exercise by the Lender of any one or more of such remedies will not preclude the simultaneous or later exercise by the Lender of any or all other such remedies.

9.4	Records. The records of the Lender as to the IRI Loan Indebtedness outstanding at any time or as to the occurrence of an Event of Default or of any demand for payment having been made upon the Borrower will be prima facie proof of such fact.

ARTICLE 10

MISCELLANEOUS

10.1	Payment of Costs. The Borrower will pay on demand all fees, costs and expenses of the Lender in connection with the enforcement of this Agreement, the First Tier Loan Note, any Second Tier Loan Note, the First Tier Loan Pledge Agreement and any Second Tier Loan Pledge Agreement and any matter incidental thereto, including the fees and disbursements of any legal counsel, independent accountant or other outside expert retained by the Lender.

10.2	Relationship. The relationship between the Borrower and the Lender is, and will at all times remain, solely that of borrower and lender.

10.3	Notice. Any demand, notice or communication required or permitted to be made or given hereunder will be in writing and may be made or given by personal delivery or by transmittal by facsimile or other electronic means of communication addressed to the respective parties as follows:

To the Borrower:

c/o R&H US Canadian Property Limited

       Ordnance House

       Post Office Box 83

       31 Pier Road

       St. Helier, Jersey, Channel Islands

       JE48

      Attention: Mr. David Goar

      Facsimile No.: 011 44 1534 835 250

To the Lender:

       Intrawest Resorts, Inc.

       221 Corporate Circle

       Suite Q

       Golden, Colorado

       U.S.A. 80401

       Attention: Vice President

       Facsimile No.: (303) 384-0900

       - with a copy to -

       Intrawest Corporation

       Suite 800, 200 Burrard Street

       Vancouver, British Columbia

       V6C 3L6

       Attention: Corporate Secretary

       Facsimile No.: (604) 669-0605

or to such other address or facsimile number as any party may from time to time notify the other in accordance with this section 10.3. Any demand, notice or communication made or given by personal delivery will be conclusively deemed to have been given on the day of actual delivery thereof to the office of the party for whom it is intended, or, if made or given by facsimile or other electronic means of communication, on the first Business Day following the transmittal thereof to the office of the party for whom it is intended.

10.4	Judgment Currency. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder in United States Dollars into any other currency (the “Other Currency”) the rate of exchange used will be that at which in accordance with its normal banking procedures the Lender could purchase such sum due hereunder in United States Dollars with the Other Currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower hereunder in respect of any such sum due from it to the Lender hereunder will, notwithstanding any judgment in the Other Currency, be discharged only to the extent that on the Banking Day following receipt by the Lender of any sum adjudged to be so due in the Other Currency the Lender may in accordance with its normal banking procedures purchase United States Dollars with the Other Currency; if the United States Dollars so purchased are less than the sum originally due to the Lender in United States Dollars the Borrower agrees, as a separate obligation and notwithstanding such judgment, to indemnify the Lender against such loss and if the United States Dollars so purchased exceed the sum originally due to the Lender in United States Dollars the Lender agrees to remit to the Borrower such excess.

10.5	Approvals. Whenever a provision of this Agreement requires an approval, consent or agreement (herein individually or collectively referred to as an “Approval”), except to the extent specifically provided otherwise in this Agreement, the request for such approval will be in writing, be accompanied by reasonable detail if the circumstances require and refer to the section pursuant to which such approval is requested and, unless otherwise expressly provided (i) the party whose approval is sought will, within fifteen days after receipt of a request for Approval, notify the requesting party in writing either that it approves or that it withholds its Approval, and (ii) if the notification referred to in (i) is not given within the applicable period of time, the party whose approval is requested will be deemed conclusively to have given its Approval in writing.

10.6	No Waiver. No consent or waiver, express or implied, by either party to or of any breach or default by the other party in the performance by the other party of its obligations hereunder will be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such party hereunder; failure on the part of either party hereto to declare such other party in default, irrespective of how long such act continues, will not constitute a waiver by such party of its rights hereunder.

10.7	Invalidity. If any provision of this Agreement or the application thereof to any Person or circumstance is invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected thereby and will be enforceable to the greatest extent permitted by law.

10.8	Enurement. This Agreement will enure to the benefit of and be binding upon the Lender and the Borrower and their respective successors and permitted assigns.

10.9	Assignment. The Borrower may not assign any of its rights or obligations hereunder or any of its interest herein to any Person. The Lender may not assign any of its rights or obligations hereunder or any of its interest herein to any Person other than (i) to Intrawest Corporation or any Wholly Owned Subsidiary of Intrawest Corporation, or (ii) to CNL Income Properties, Inc. or any Wholly Owned Subsidiary of CNL Income Properties, Inc.; provided that any such assignee agrees in writing to be bound by the terms of the Congress Intercreditor Agreement so long as any Congress Senior Indebtedness remains outstanding.

10.10	Governing Law. This Agreement will be governed by, and the rights and remedies of the parties hereto determined in accordance with, the laws of the State of Delaware.

10.11	Jurisdiction. The Borrower irrevocably agrees that any legal action or proceeding with respect to this Agreement may be brought in the courts of such jurisdiction as the Lender in its discretion may elect, and, by execution and delivery of this Agreement, the Borrower irrevocably submits to each such jurisdiction.

10.12	Jury Trial Waiver. EACH PARTY WAIVES SUCH PARTY’S RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY EACH PARTY. EACH PARTY ACKNOWLEDGES THAT NO PERSON HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. EACH PARTY ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT, THAT EACH PARTY HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH PARTY WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS WITH THE OTHER PARTY. EACH PARTY ACKNOWLEDGES THAT EACH HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER.

10.13	Counterpart. This Agreement may be executed in counterpart, each of which shall be deemed to be an original and both of which taken together will be deemed to constitute one and the same instrument.

10.14	Facsimile. This Agreement may be executed by the parties and transmitted by facsimile and when it is executed and transmitted this Agreement will be for all purposes as effective as if the parties had executed and delivered an original Agreement.

10.15	Time of Essence. Time will be of the essence of this Agreement.

10.16	Limited Recourse. The Lender acknowledges, confirms and agrees that notwithstanding anything express or implied in this Agreement to the contrary, the maximum liability of R&H US Canadian Property Limited or any successor trustee of the Trust under this Agreement (including any liability for interest, costs, expenses or any other amounts recoverable under this Agreement) will not exceed the value of the property held in the Trust from time to time and which is in such Person’s possession or under its control as trustee of the Trust.

10.17	Borrower Limited Recourse. The Lender acknowledges, confirms and agrees that until the Congress Senior Indebtedness is paid or otherwise satisfied in full the Lender’s sole recourse against the Borrower or any property or asset of the Borrower for payment of any IRI Loan Indebtedness will be limited to Net Cash Flow and Net Capital Proceeds.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the date first above written.

SIGNED FOR AND ON BEHALF OF

R&H US CANADIAN PROPERTY LIMITED, solely in its capacity as trustee of US CANADIAN PROPERTY TRUST ALPHA

By:

/s/
Director

/s/
Director/Secretary

INTRAWEST RESORTS, INC.

By:	/s/
Authorized Signatory

SCHEDULE A

LEGAL DESCRIPTION OF COMMERCIAL PROPERTIES AND

ALLOCATION OF INITIAL ADVANCE

PART I

Blue Mountain Property

PART II

Whistler Property

A-1

SCHEDULE B

FORM OF FIRST TIER LOAN NOTE

GRID PROMISSORY NOTE

(GRID SCHEDULE ATTACHED)

December 3, 2004

FOR VALUE RECEIVED, R&H US CANADIAN PROPERTY LIMITED, solely in its capacity as trustee of US CANADIAN PROPERTY TRUST ALPHA (the “Maker”), does hereby unconditionally promise to pay to INTRAWEST RESORTS, INC. (the “Holder”) or order at 221 Corporate Circle, Suite Q, Golden, Colorado, U.S.A., 80401 or at such other place as the Holder may from time to time direct, the outstanding principal amount from time to time of the First Tier Loan made by the Holder to the Maker pursuant to the Credit Agreement (as hereinafter defined), and to pay interest on the principal amount of the First Tier Loan outstanding from time to time, after as well as before maturity, default and judgment, at the rates provided for in, and otherwise in accordance with the terms of, the Credit Agreement.

Reference is made to the credit agreement (such credit agreement as the same may from time to time be restated, modified, supplemented or amended and in effect is herein referred to as the “Credit Agreement”) dated as of December 3, 2004 between the Maker and the Holder. This is the grid promissory note referred to in section 2.2 of the Credit Agreement and it bears all of the rights, benefits and obligations provided for in the Credit Agreement. Without limiting the generality of the foregoing, the Credit Agreement provides for the rate of interest payable upon the principal amount of the First Tier Loan outstanding from time to time, the method, times and place for payments of interest, principal and other amounts with respect to the First Tier Loan, and the Holder’s entitlement to payment of amounts outstanding hereunder and thereunder. In accordance with the terms of the Credit Agreement, upon the occurrence and during the continuance of an Event of Default all amounts outstanding hereunder will, at the option of the Holder, become immediately due and payable in full.

The Maker acknowledges and agrees that, notwithstanding the state of the grid schedule attached hereto, the actual recording of the advance of the First Tier Loan and any payment or repayment made in respect of any First Tier Loan Indebtedness in accordance with the Credit Agreement in the records of the Holder maintained by the Holder for such purpose will constitute prima facie proof of the First Tier Loan Indebtedness from time to time; provided that the failure of the Holder to record any such advance or payment or repayment in such records or the failure of the Holder to record any such advance or payment or repayment on the grid schedule attached hereto will not affect the obligation of the Maker to pay any and all First Tier Loan Indebtedness in accordance with the terms of the Credit Agreement.

Time shall be of the essence of this Note. All payments of principal and interest shall be made in lawful currency of the United States of America, at the place and times and for value on the date due as set forth in the Credit Agreement.

This Note shall be governed by, and construed in accordance with, the laws of the State of Delaware.

PRESENTMENT, DEMAND, PROTEST AND NOTICE OF DISHONOUR AND NON-PAYMENT ARE HEREBY WAIVED BY THE MAKER.

All capitalized terms used herein and not otherwise defined herein have the respective meanings assigned to such terms in the Credit Agreement.

The Holder acknowledges, confirms and agrees that notwithstanding anything express or implied in this Note to the contrary, the maximum liability of R&H US Canadian Property Limited or any successor trustee of US Canadian Property Trust Alpha under this Note (including any liability for interest, costs, expenses or any other amounts recoverable under this Note) will not exceed the value of the property held in US Canadian Property Trust Alpha from time to time and which is in such person’s possession or under its control as trustee of US Canadian Property Trust Alpha.

The Holder further acknowledges, confirms and agrees that until the Congress Senior Indebtedness is paid or otherwise satisfied in full the Holder’s sole recourse against the Maker or any property or asset of the Maker for payment of any First Tier Loan Indebtedness will be limited to Net Cash Flow and Net Capital Proceeds.

SIGNED FOR AND ON BEHALF OF

R&H US CANADIAN PROPERTY LIMITED, solely in its capacity as trustee of US CANADIAN PROPERTY TRUST ALPHA

By:

Director

Director/Secretary

GRID SCHEDULE

TO PROMISSORY NOTE

DATED DECEMBER 3, 2004

R&H US CANADIAN PROPERTY LIMITED,

SOLELY IN ITS CAPACITY AS A TRUSTEE OF

US CANADIAN PROPERTY TRUST ALPHA

Date of Advance or Principal Repayment	Amount of Advance	Amount of Principal Repayment	Unpaid Principal Balance	Notation Made By
December 3, 2004	$2,280,000

SCHEDULE C

FORM OF SECOND TIER LOAN NOTE

GRID PROMISSORY NOTE

(GRID SCHEDULE ATTACHED)

December 3, 2004

FOR VALUE RECEIVED, R&H US CANADIAN PROPERTY LIMITED, solely in its capacity as trustee of US CANADIAN PROPERTY TRUST ALPHA (the “Maker”), does hereby unconditionally promise to pay to INTRAWEST RESORTS, INC. (the “Holder”) or order at 221 Corporate Circle, Suite Q, Golden, Colorado, U.S.A., 80401 or at such other place as the Holder may from time to time direct, the outstanding principal amount from time to time of the Second Tier Loan made by the Holder to the Maker pursuant to the Credit Agreement (as hereinafter defined), and to pay interest on the principal amount of the Second Tier Loan outstanding from time to time, after as well as before maturity, default and judgment, at the rates provided for in, and otherwise in accordance with the terms of, the Credit Agreement.

Reference is made to the credit agreement (such credit agreement as the same may from time to time be restated, modified, supplemented or amended and in effect is herein referred to as the “Credit Agreement”) dated as of December 3, 2004 between the Maker and the Holder. This is the grid promissory note referred to in section 3.2 of the Credit Agreement and it bears all of the rights, benefits and obligations provided for in the Credit Agreement. Without limiting the generality of the foregoing, the Credit Agreement provides for the rate of interest payable upon the principal amount of the Second Tier Loan outstanding from time to time, the method, times and place for payments of interest, principal and other amounts with respect to the Second Tier Loan, and the Holder’s entitlement to payment of amounts outstanding hereunder and thereunder. In accordance with the terms of the Credit Agreement, upon the occurrence and during the continuance of an Event of Default all amounts outstanding hereunder will, at the option of the Holder, become immediately due and payable in full.

The Maker acknowledges and agrees that, notwithstanding the state of the grid schedule attached hereto, the actual recording of advances of the Second Tier Loan and any payment or repayment made in respect of any Second Tier Loan Indebtedness in accordance with the Credit Agreement in the records of the Holder maintained by the Holder for such purpose will constitute prima facie proof of the Second Tier Loan Indebtedness from time to time; provided that the failure of the Holder to record any such advance or payment or repayment in such records or the failure of the Holder to record any such advance or payment or repayment on the grid schedule attached hereto will not affect the obligation of the Maker to pay any and all Second Tier Loan Indebtedness in accordance with the terms of the Credit Agreement.

Time shall be of the essence of this Note. All payments of principal and interest shall be made in lawful currency of the United States of America, at the place and times and for value on the date due as set forth in the Credit Agreement.

This Note shall be governed by, and construed in accordance with, the laws of the State of Delaware.

PRESENTMENT, DEMAND, PROTEST AND NOTICE OF DISHONOUR AND NON-PAYMENT ARE HEREBY WAIVED BY THE MAKER.

All capitalized terms used herein and not otherwise defined herein have the respective meanings assigned to such terms in the Credit Agreement.

The Holder acknowledges, confirms and agrees that notwithstanding anything express or implied in this Note to the contrary, the maximum liability of R&H US Canadian Property Limited or any successor trustee of US Canadian Property Trust Alpha under this Note (including any liability for interest, costs, expenses or any other amounts recoverable under this Note) will not exceed the value of the property held in US Canadian Property Trust Alpha from time to time and which is in such person’s possession or under its control as trustee of US Canadian Property Trust Alpha.

The Holder further acknowledges, confirms and agrees that until the Congress Senior Indebtedness is paid or otherwise satisfied in full the Holder’s sole recourse against the Maker or any property or asset of the Maker for payment of any Second Tier Loan Indebtedness will be limited to Net Cash Flow and Net Capital Proceeds.

SIGNED FOR AND ON BEHALF OF

R&H US CANADIAN PROPERTY LIMITED, solely in its capacity as trustee of US CANADIAN PROPERTY TRUST ALPHA

By:

Director

Director/Secretary

GRID SCHEDULE

TO PROMISSORY NOTE

DATED DECEMBER 3, 2004

R&H US CANADIAN PROPERTY LIMITED,

SOLELY IN ITS CAPACITY AS A TRUSTEE OF

US CANADIAN PROPERTY TRUST ALPHA

Date of Advance or Principal Repayment	Amount of Advance	Amount of Principal Repayment	Unpaid Principal Balance	Notation Made By

SCHEDULE D

FORMS OF PLEDGE AGREEMENTS

D-1